Exhibit 1.1
[  ] SHARES
THE O’GARA GROUP, INC.
COMMON STOCK
UNDERWRITING AGREEMENT
[  ], 2009

UNDERWRITING AGREEMENT
[  ], 2009
MORGAN KEEGAN & COMPANY, INC.
50 N. Front Street
Memphis, Tennessee 38103
And the other several Underwriters named in Schedule I
c/o Morgan Keegan & Company, Inc.
50 N. Front Street
Memphis, Tennessee 38103
Ladies and Gentlemen:
     The O’Gara Group, Inc., an Ohio corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom Morgan Keegan & Company, Inc. is acting as the representative (in such capacity, the “Representative”), an aggregate of [  ] shares (the “Firm Shares”) of common stock, no par value (the “Common Stock”) of the Company. The Company also proposes to issue and sell to the several Underwriters not more than an additional [  ] shares, solely to cover overallotments, if any (the “Overallotment Shares”), of the Common Stock if and to the extent that the Representative shall have determined to exercise, on behalf of the several Underwriters, the right to purchase such shares granted to the Underwriters in Section 2 hereof. The Firm Shares and the Overallotment Shares are hereinafter collectively referred to as the “Shares.”
     The Company (i) has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-153161) and (ii) has prepared, and will file with the Commission promptly after execution and delivery of this Agreement in accordance with Rule 424(b) and Rule 430A under the Securities Act (as defined below), a prospectus relating to the Shares. Such registration statement, as amended, including the financial statements and exhibits thereto, in the form in which it is declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), and any information deemed to be a part thereof (pursuant to Rule 430A under the Securities Act or otherwise) is called the “Registration Statement.” If any registration statement is filed pursuant to Rule 462(b) under the Securities Act, the term “Registration Statement” as used herein shall include any Rule 462(b) registration statement. The prospectus included in the Registration Statement, or amendments thereof or supplements thereto, immediately before it was declared effective by the Commission (and, if the Company files a post-effective amendment to such registration statement that becomes effective prior to the First Closing Date or any Option Closing Date, each as defined herein, the registration statement as so amended) under the Securities Act, and any preliminary form of prospectus filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Securities Act, including all information deemed to be a part thereof, is hereinafter called the “Preliminary Prospectus.” Such prospectus relating to the Shares that is first filed pursuant to Rule 424(b), and any amendments thereof or supplements thereto, including all information deemed to be a part thereof, is called the “Prospectus.” All references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).
     Simultaneously with the closing on the First Closing Date with respect to the purchase of the Firm Shares by the Underwriters, the Company will acquire each of the Acquired Companies (as hereinafter defined) (collectively, the “Pending Acquisitions”), the consideration for which will be a combination of cash and shares of the Company’s Common Stock, pursuant to acquisition agreements (the “Acquisition Agreements”) filed as exhibits to the Registration Statement.
     As used herein:
     “Acquired Companies” means (i) Finanziaria Industriale S.p.A. (together with its wholly- and partially owned subsidiaries, “Isoclima”), (ii) Transportadora de Proteccion y Seguridad, S.A. de C.V. ( “TPS”) and (iii) the “OmniTech Entities,” being collectively OmniTech Partners, Inc. (“OmniTech Partners”), Optical Systems Technology, Inc. (“OSTI”) and Keystone Applied Technologies, Inc. (“KATI”);
     “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person;
     “Company’s business” means the business of the Company and its subsidiaries, including through the Acquired Companies, as currently conducted and as described in the Disclosure Package and Prospectus to be conducted on the date immediately following the closing of the Pending Acquisitions.
     “Disclosure Package” means (i) the Preliminary Prospectus, as most recently amended or supplemented immediately prior to the date hereof, including any document incorporated or deemed incorporated by reference therein, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree to treat as part of the Disclosure Package and (iv) the information set forth on Schedule III hereto, all considered together;
     “Free Writing Prospectus” means any free writing prospectus, as defined in Rule 405 of the Securities Act;
     “Issuer Free Writing Prospectus” means any issuer free writing prospectus as defined in Rule 433 of the Securities Act;

     “Knowledge” means the actual knowledge of a fact or other matter by any of the following persons: Thomas M. O’Gara, Wilfred T. O’Gara, Michael J. Lennon, Abram S. Gordon, Steven P. Ratterman with respect to matters relating to the Company, Alberto Bertolini and Augusto Gasparetto with respect to matters relating to Isoclima, Enrique Homero Herrera Martinez with respect to matters relating to TPS, and Paul F. Maxin with respect to matters relating to OmniTech.
     “Material Adverse Change” means any change, development or occurrence or prospective change, development or occurrence, whether or not arising in the ordinary course of business, that has or would reasonably be expected to result in a material adverse change in the financial condition or in the earnings, business, operations or prospects of any of the Company and its subsidiaries, taken as a whole, or any of the Acquired Companies.
     “Material Adverse Effect ” means any effect or prospective effect, whether or not arising in the ordinary course of business, that has or would reasonably be expected to result in a material adverse effect in the financial condition or in the earnings, business, operations or prospects of any of the Company and its subsidiaries, taken as a whole, or any of the Acquired Companies.
     The Company hereby confirms its agreements with the Underwriters as follows:
SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
     The Company hereby represents and warrants to each of the Underwriters on its behalf and on behalf of each of the Acquired Companies as follows:
     (a) Compliance with Registration Requirements.
          (i) The Registration Statement has been declared effective by the Commission under the Securities Act. The Company has complied with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect and, to the Company’s Knowledge, no proceeding for such purpose has been instituted or is pending or threatened by the Commission. No order preventing or suspending the use of the Preliminary Prospectus or the Prospectus has been issued and, to the Company’s Knowledge, no proceeding for that purpose has been instituted or threatened by the Commission or by the state securities authority of any jurisdiction.
          (ii) The Preliminary Prospectus and the Prospectus when first filed with the Commission, on the First Closing Date and on any Option Closing Date (i) complied, and will comply, in all material respects with the Securities Act, (ii) will be identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares and (iii) did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement, as of the effective date and as of the First Closing Date and any Option Closing Date, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, the Preliminary Prospectus or the Prospectus made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company in writing by the Underwriters through the Representative expressly for use therein, it being understood and agreed that the only such information furnished to the Company consists of the information described as such in the penultimate sentence of Section 8(b) hereof. There are no contracts or other documents required to be disclosed in the Preliminary Prospectus, the Prospectus or to be filed as exhibits to the Registration Statement that have not been disclosed or filed as required and the filing of any such contract or other document, or the reference thereto or to the name of any counterparty to any such contract in the Registration Statement, the Preliminary Prospectus or Prospectus, did not require the consent of any third party that has not been obtained.
          (iii) Each broadly available road show, if any, when considered together with the Disclosure Package, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
     (b) Incorporated Documents. Each document filed and incorporated by reference in the Registration Statement, Prospectus or the Disclosure Package or any amendment or supplement thereto, when such document is filed with or declared effective by the Commission, will conform in all material respects to the requirements of the Securities Act and the Exchange Act, as applicable, and, when read together with the other information included in or incorporated by reference into the Registration Statement, Prospectus or Disclosure Package, as applicable, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (c) Disclosure Package. As of the date hereof, the Disclosure Package did not, and at the time of each sale of Shares and the First Closing Date and any Option Closing Date, the Disclosure Package will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in the immediately preceding sentence do not apply to statements in or omissions from the Disclosure Package made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company in writing by the Underwriters through the Representative expressly for use therein, it being understood and agreed that the only such information furnished to the Company consists of the information described as such in the penultimate sentence of Section 8(b) hereof.
     (d) Free Writing Prospectuses.
          (i) The Company is eligible to use Free Writing Prospectuses in connection with the offering contemplated by this Agreement pursuant to Rules 164 and 433 under the Securities Act; any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act; and each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act. The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.
          (ii) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offering and sale of the Shares did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified.
          (iii) Except for the Issuer Free Writing Prospectuses identified in Schedule II hereto, and electronic road shows, if any, furnished to the Representative before first use, the Company has not prepared, used or referred to and will not, without your prior consent, prepare, use or refer to, any Free Writing Prospectus.
     (e) Registration Statement Furnished to Representative. The Company has delivered to the Representative one conformed copy of the Registration Statement and each amendment thereto.
     (f) Distribution of Offering Material By the Company. The Company has not used, distributed or referred to and will not use, distribute or refer to, prior to the completion of the Underwriters’ distribution of the Shares, any written offering material in connection with the offering and sale of the Shares other than the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus previously approved by the Underwriters and the Registration Statement.
     (g) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as rights to indemnity thereunder may be limited by federal or state securities laws or by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and by equitable limitations on the availability of specific remedies.
     (h) The Acquisition Agreements. Each of the Acquisition Agreements has been duly authorized, executed and delivered by the Company and by the Acquired Companies or the selling equity holders thereof, as applicable, and constitutes a valid and binding agreement of the Company and the Acquired Companies or the selling equity holders, as applicable, enforceable against the Company and the Acquired Companies or the selling equity holders, as applicable, in accordance with its terms, except as rights to indemnity thereunder may be limited by federal, state or foreign securities laws or by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and by equitable limitations on the availability of specific remedies.
     (i) Authorization of the Shares.
          (i) The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable and the issuance of such Shares is not and will not be subject to any preemptive or similar rights.
          (ii) The shares of Common Stock to be issued in connection with the Pending Acquisitions, when issued and delivered by the Company pursuant to the terms of the Acquisition Agreements and payment therefor, will be validly issued, fully paid and nonassessable and the issuance of such shares will not be subject to any preemptive or similar rights.
     (j) No Applicable Registration or Other Similar Rights. No person has rights to have any securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.
     (k) No Material Adverse Change. Since the date as of which information is given in both the Disclosure Package and the Prospectus and except as otherwise disclosed in both the Disclosure Package and the Prospectus: (i) there has been no Material Adverse Change; (ii) none of the Company, its subsidiaries or any of the Acquired Companies has incurred any liability or obligation, indirect, direct or contingent, not in the ordinary course of business or entered into any transaction or agreement not in the ordinary course of business and material to the Company and its subsidiaries taken as a whole or any of the Acquired Companies; (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or any of the Acquired Companies on any class of capital stock; and (iv) there has been no repurchase or redemption by the Company or any of the Acquired Companies of any class of capital stock.
     (l) Independent Accountants. Deloitte & Touche LLP, which has expressed its opinion with respect to certain financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of any of the Registration Statement, the Disclosure Package or the Prospectus or incorporated by reference therein, are and were during the period covered by its reports, an independent registered public accounting firm as required by the Securities Act and the Exchange Act.
     (m) Preparation of the Financial Statements.
          (i) The consolidated financial statements of the Company and the separate financial statements of each of the Acquired Companies, in each case together with related notes as set forth in any of the Registration Statement, the Disclosure Package or the Prospectus present fairly in all material respects the consolidated financial position of the Company and each of the Acquired Companies, respectively, as of and at the dates indicated, and the results of its operations, cash flows and changes in stockholders’ equity for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.
          (ii) The summary financial and operating data included in any of the Registration Statement, the Disclosure Package or the Prospectus present fairly in all material respects the information shown therein and such data has been compiled on a basis consistent with the consolidated financial statements presented therein and the books and records of the

Company and each of the Acquired Companies, as applicable. The combined pro forma consolidated financial statements of the Company and each of the Acquired Companies and other pro forma financial information included in any of the Registration Statement, the Disclosure Package or the Prospectus present fairly in all material respects the consolidated financial position of the Company and the Acquired Companies on a combined basis as shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.
          (iii) Other than those included in the Registration Statement, no other financial statements or supporting schedules are required to be included in any of the Registration Statement, the Disclosure Package or the Prospectus. All non-GAAP financial measures included in any of the Registration Statement, the Disclosure Package or the Prospectus, if any, comply with the Securities Act, including Regulation G and Item 10(e) of Regulation S-K, and present fairly the information shown therein and the basis for using such measures.
     (n) Critical Accounting Policies. The Company believes that the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies” in both the Disclosure Package and the Prospectus accurately and fully describes (A) the accounting policies that the Company believes currently are the most important in the portrayal of the financial condition and results of operations of the Company and the Acquired Companies and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) the judgments and uncertainties affecting the application of Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.
     (o) Incorporation and Good Standing of the Company, its Subsidiaries and Acquired Companies.
          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Ohio and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in both the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and the Acquisition Agreements. Each subsidiary of the Company has been duly formed and is validly existing as a business entity in good standing under the laws of the jurisdiction of its formation and has the power and authority to own, lease and operate its properties and to conduct its business as described in both the Disclosure Package and the Prospectus. The Company and each of its subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify or to be in good standing would not have a Material Adverse Effect. None of the Company’s subsidiaries, other than the subsidiaries set forth in Exhibit 21.1 to the Registration Statement, is a “significant subsidiary” (as defined in Rule 405 of the Securities Act). Other than as described in both the Disclosure Package and the Prospectus, the Company does not own or control, directly or indirectly, any interest in any corporation, association or other entity.
          (ii) Each of Finanziaria Industriale S.p.A. and its wholly- and partially-owned subsidiaries has been duly formed and is validly existing as a business entity in good standing or the applicable foreign equivalent, if any, under the laws of the jurisdiction of its formation and has the power and authority to own, lease and operate its properties and to conduct its business as described in both the Disclosure Package and the Prospectus and to enter into and perform its obligations under the applicable Acquisition Agreement, and is duly qualified to transact business and is in good standing or the applicable foreign equivalent, if any, in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that failure to so qualify or be in good standing would not have a Material Adverse Effect.
          (iii) TPS has been duly formed and is validly existing as a business entity in good standing under the laws of Mexico or the applicable Mexican equivalent, if any, and has the power and authority to own, lease and operate its properties and to conduct its business as described in both the Disclosure Package and the Prospectus and to enter into and perform its obligations under the applicable Acquisition Agreement, and is duly qualified to transact business and is in good standing or the applicable foreign equivalent, if any, in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that failure to so qualify or be in good standing would not have a Material Adverse Effect.
          (iv) Each of the OmniTech Entities has been duly formed and is validly existing as a business entity in good standing under the laws of the jurisdiction of its formation and has the power and authority to own, lease and operate its properties and to conduct its business as described in both the Disclosure Package and the Prospectus and to enter into and perform its obligations under the applicable Acquisition Agreement, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that failure to so qualify or be in good standing would not have a Material Adverse Effect.
     (p) Capitalization and Other Capital Stock Matters.
          (i) As of the date hereof, the authorized capital stock of the Company is as set forth, and the outstanding capital stock of the Company is as set forth, in both the Disclosure Package and the Prospectus under the caption “Description of Capital Stock.” All outstanding shares of preferred stock of the Company converted automatically into shares of Common Stock upon the filing of the amended and restated Articles of Incorporation as described in both the Disclosure Package and the Prospectus. The Common Stock (including the Shares) conforms in all material respects to all statements relating thereto contained in both the Disclosure Package and the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. Other than those disclosed in both the Disclosure Package and the Prospectus, there are no (A) shares of capital stock reserved for any purpose or (B) authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, capital stock of the Company. All options, warrants and other rights to purchase shares of capital stock in the Company were issued in compliance with federal, state and foreign securities laws, and conform in all material respects to the description thereof contained in both the Disclosure Package and the Prospectus.
     (ii) All of the issued and outstanding shares of capital stock of or other ownership interests in each of the Acquired Companies have been duly authorized and validly issued, and are fully paid and nonassessable and have been issued in compliance with applicable federal, state and foreign securities laws. None of the outstanding shares of capital stock of or other ownership interests in any Acquired Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Acquired Company. There are no shares of capital stock of or other ownership interests in any of the Acquired Companies reserved for any purpose.
     (iii) Except as described in both the Disclosure Package and the Prospectus, (A) all outstanding shares of capital stock of or other ownership interests in the Acquired Companies and their subsidiaries shall, contemporaneously with the First Closing Date and as of any Option Closing Date, be owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, and (B) no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into any shares of capital stock in the Acquired Companies will be outstanding.
     (q) Issuance of Common Stock in Pending Acquisitions. The issuance by the Company of shares of Common Stock in connection with the Pending Acquisitions, as contemplated by the Acquisition Agreements, is exempt from the registration requirements of the Securities Act and applicable state securities and blue sky laws, subject to the filing of required notices and payment of associated fees, if any, to be filed when required and paid when due and payable.
     (r) No Integration. The shares of Common Stock to be issued in connection with the Pending Acquisitions, as contemplated by the Acquisition Agreements, will not be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Securities Act or the rules and regulations thereunder or any publicly released or disseminated interpretations thereof by the Commission, in each case as in effect on the date hereof.
     (s) Prior Issuances of Capital Stock. Except as described in the Registration Statement, the Company has not sold, issued or distributed any shares of Common Stock, preferred stock or options to purchase Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act.
     (t) Nasdaq Global Market Listing. The Shares have been approved for listing on the Nasdaq Global Market upon official notice of issuance and, on the date the Registration Statement becomes effective, the Company’s Registration Statement on Form 8-A or other applicable form under the Exchange Act will become effective. Except as disclosed in the questionnaires delivered by the Company to the Underwriters or their counsel, to the Company’s Knowledge, none of the officers or directors of the Company or any of the Acquired Companies are affiliated with any member firm of the Financial Industry Regulatory Authority (“FINRA”).
     (u) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. None of the Company, the Acquired Companies or any of their respective subsidiaries is: (i) in violation of its applicable certificate of incorporation, by-laws or other organizational documents; or (ii) in default or, with the giving of notice or lapse of time, would be in default (each, a “Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject (each, an “Existing Instrument”), except in the case of this clause (ii) for such Defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The execution, delivery and performance by the Company and the Acquired Companies of this Agreement and the Acquisition Agreements, as applicable, and the consummation of the transactions contemplated hereby and by both the Disclosure Package and the Prospectus: (i) have been duly authorized by all necessary corporate or similar action and will not result in any violation of the provisions of the certificate of incorporation, by-laws or other organizational documents of the Company, the Acquired Companies or any of their subsidiaries, as applicable; (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Acquired Companies or any of their subsidiaries pursuant to, or require the consent (other than consents that have been obtained) of any other party to, any Existing Instrument; and (iii) will not result in any violation of any applicable law, administrative regulation or administrative or court decree applicable to the Company, the Acquired Companies or any of their subsidiaries; except in the case of clauses (ii) and (iii) for such conflicts, breaches, Defaults, liens, charges, encumbrances, consents or violations as would not, individually or in the aggregate, have a Material Adverse Effect. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority, agency or body, including domestic and foreign governmental or regulatory authorities, agencies or bodies (each, a “Governmental Authority”), is required for the execution, delivery and performance by the Company and the Acquired Companies of this Agreement and the Acquisition Agreements, as applicable, and the consummation of the transactions contemplated hereby and by both the Disclosure Package and the Prospectus, except such as (i) have been obtained or made by the Company, the Acquired Companies or their respective subsidiaries and are in full force and effect and (ii) may be required by applicable state securities or blue sky laws and from FINRA or the Nasdaq Global Market.
     (v) No Material Actions or Proceedings. Except as disclosed in both the Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending or, to the Company’s Knowledge, threatened: (i) against or affecting the Company, any of the Acquired Companies or their subsidiaries; or (ii) which has as the subject thereof property owned or leased by the Company, any of the Acquired Companies or their subsidiaries where in the case of (i) or (ii) above any such action, suit or proceeding, if determined adversely, would have a Material Adverse Effect or adversely affect the ability of the Company or any of the Acquired Companies to consummate the transactions contemplated by this Agreement or the Acquisition Agreements. Furthermore, to the Company’s Knowledge, no

domestic or foreign regulatory body (including the FINRA), securities exchange or market has conducted, is conducting or has threatened to commence or conduct any investigations, actions or proceedings relating to the Company, any of the Acquired Companies or their subsidiaries or any offering of the Common Stock or other security of the Company, any of the Acquired Companies or their subsidiaries.
     (w) Intellectual Property Rights. (i) Each of the Company, its subsidiaries and the Acquired Companies owns, possesses, or can acquire on reasonable terms, licenses or has other rights to use, all patents or patent applications (collectively, the “Patents”), trademarks and service marks, trademark and service mark applications and registrations, trade names, copyrights, copyright applications and registrations, licenses, inventions, trade secrets, know-how and other intellectual property (collectively, the “Intellectual Property”) that is material and necessary for the conduct of its business; (ii) except as disclosed on Schedule (v) (ii), the Company has not, by receipt of written notice or similar manner, gained Knowledge of any infringement or misappropriation by third parties of any item of Intellectual Property owned by or licensed to the Company, any of the Acquired Companies or any of their subsidiaries; (iii) except as disclosed on Schedule (v)(iii), there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim against the Company, any of the Acquired Companies or any of their affiliates by others challenging the rights of the Company, any of the Acquired Companies or any of their affiliates in or to any such Intellectual Property; (iv) except as disclosed on Schedule (v)(iv), there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim against the Company, any of the Acquired Companies or any of their affiliates by others challenging the validity, enforceability, or scope of Intellectual Property owned by or licensed to the Company, any of the Acquired Companies or any of their affiliates; (v) except as disclosed on Schedule (v)(v), there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim against the Company, any of the Acquired Companies or any of their affiliates by others that the Company, any of the Acquired Companies or any of their affiliates infringes, or otherwise violates any patent, trademark, trade name, copyright, trade secret, discovery, invention, product or process that is the subject of a patent application filed by any third party, any right of any third party to restrict the use of any trade name, trademark, service mark or trade dress, or other proprietary rights of others by the Company, any of the Acquired Companies or any of their subsidiaries, and to the Company’s Knowledge, there are no facts which would form a reasonable basis for any claim except as individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; (vi) the conduct of the Company’s business, as described in the “Intellectual Property” section of both the Disclosure Package and the Prospectus, does not violate any restrictive covenant or similar agreement relating to Intellectual Property to which any of the Company or any of its affiliates are bound, and the Company currently does not intend to conduct its business in a manner inconsistent with or in violation of any such restrictive covenants or similar agreements of which it has Knowledge; (vii) to the Company’s Knowledge, there is no U.S. patent that contains claims that interfere with any U.S. patent owned by or licensed to the Company, any of the Acquired Companies or any their subsidiaries; (vii) to the Company’s Knowledge, there is no U.S. patent that contains claims that interfere with any U.S. patent owned by or licensed to the Company, any of the Acquired Companies or any their subsidiaries; (viii) to the Company’s Knowledge, there is no prior art that may render any U.S. patent held by the Company, any of the Acquired Companies or any of their subsidiaries invalid, nor is there any prior art that may render any U.S. patent application held by the Company, any of the Acquired Companies or any of their subsidiaries unpatentable; (ix) each of the Company, the Acquired Companies and their subsidiaries has claimed small entity status only as appropriate, in connection with all patents, patent applications and registered forms of Intellectual Property owned by it; (x) except as set forth on Schedule (v)(x), each of the Company, the Acquired Companies and their subsidiaries has taken commercially reasonable steps to protect its rights in its confidential information and any trade secret or confidential information of third parties used by it; (xi) to the Company’s Knowledge, no current employee of the Company, any of the Acquired Companies or any of their subsidiaries is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with it, or actions undertaken by the employee while employed with it; and (xii) where appropriate, each of the Company, the Acquired Companies and their subsidiaries has taken commercially reasonable steps to require its employees, agents, consultants, contractors or other persons to execute appropriate instruments of assignment in favor of it as assignee to convey to it ownership of Intellectual Property developed by such employees, agents, consultants, contractors or other persons on behalf of it.
     (x) All Necessary Permits. Except as disclosed in both the Disclosure Package and the Prospectus: (i) each of the Company, the Acquired Companies and their subsidiaries possesses such valid and current certificates, authorizations or permits issued by the appropriate Governmental Authority necessary to conduct its business as currently conducted, except for such certificates, authorizations or permits the failure of which to obtain would not, individually or in the aggregate, have a Material Adverse Effect; and (ii) none of the Company, the Acquired Companies or their subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.
     (y) Title to Properties. Except as disclosed in both the Disclosure Package and the Prospectus, each of the Company, the Acquired Companies and their subsidiaries has good and legal title to all of its properties and assets, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as would not individually or in the aggregate, have a Material Adverse Effect. The real property, improvements, equipment and personal property held under lease by the Company, the Acquired Companies or respective subsidiaries, as applicable, are held under valid and enforceable leases, with such exceptions as would not individually or in the aggregate, have a Material Adverse Effect.
     (z) Tax Law Compliance. Each of the Company, the Acquired Companies and their subsidiaries has accurately prepared and timely filed all federal, state, local, foreign and other tax returns (or timely filed applicable extensions therefore) that have been required to be filed by it with the appropriate Governmental Authorities in all jurisdictions in which such tax returns are required to be filed and has timely paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes, fines, penalties, and all taxes that it is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns

(whether or not such amounts are shown as due on any tax return), except, in all cases, for any such tax, assessment or similar charge that it is contesting in good faith by appropriate proceedings and except in any case in which the failure to so file or pay would not in the aggregate have a Material Adverse Effect. Each of the Company and the Acquired Companies has made adequate charges, accruals and reserves in the applicable consolidated financial statements referred to in Section 1(l) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which its tax liability has not been finally determined. Except such as would not have a Material Adverse Effect, no deficiency assessment with respect to a proposed adjustment of the Company’s federal, state, or other taxes or the equivalent for the Acquired Companies or any of their subsidiaries is pending or, to the Company’s Knowledge, threatened. There is no material tax lien, whether imposed by any federal, state, or other taxing authority, outstanding against the assets, properties or business of the Company, any of the Acquired Companies or their subsidiaries. Except such as would not have a Material Adverse Effect, no audits or other administrative proceedings or court proceedings are presently pending nor, to the Company’s Knowledge, threatened against the Company, any of the Acquired Companies or their subsidiaries with regard to any taxes or returns of such entities, and no taxing authority has notified the Company, any of the Acquired Companies or their subsidiaries that it intends to investigate its tax affairs.
     (aa) Not an “Investment Company.” None of the Company, the Acquired Companies or any of their subsidiaries is, or after receipt of payment for the Shares and the application thereof will be, an “investment company” within the meaning of Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company intends to conduct its business in a manner so that it will not become subject to the Investment Company Act.
     (bb) Insurance. Except as disclosed in both the Disclosure Package and the Prospectus, each of the Company, the Acquired Companies and subsidiaries is insured by recognized and reputable institutions, with policies in such amounts and with such deductibles and covering such risks as are adequate and customary for its business including, but not limited to, policies covering real and personal property owned or leased by it against theft, damage, destruction, acts of vandalism and earthquakes. Except as disclosed in both the Disclosure Package and the Prospectus, none of the Company, any of the Acquired Companies or their subsidiaries believe that it will not be able to renew its existing insurance coverage or to obtain similar coverage from similar insurers as may be necessary to continue its business at a reasonable cost as and when such policies expire.
     (cc) Related Person Transactions. No relationship, direct or indirect, exists that is required by Item 404 of Regulation S-K under the Securities Act to be described in the Disclosure Package or the Prospectus that has not been so described.
     (dd) No Unlawful Contributions or Other Payments. None of the Company, the Acquired Companies, their subsidiaries, nor to the Knowledge of the Company, any employee or agent purporting to act on behalf of such entity has made any contribution or other payment of funds of the Company or the Acquired Companies to any official of, or candidate for, any federal, state or foreign office in violation of any applicable law or of the character required to be disclosed in both the Disclosure Package and the Prospectus.

     (ee) Accounting System and Internal Controls; Disclosure Controls and Procedures.
          (i) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
          (ii) To the best of the Company’s Knowledge, each of the Acquired Companies maintains a system of internal accounting controls, or similar processes, to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded, in accordance with local reporting requirements, as necessary to permit preparation of financial statements in conformity with applicable accounting standards; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals, to the extent required under applicable accounting standards, and appropriate action is taken with respect to any differences.
          (iii) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company to allow timely decisions regarding required disclosure to be made.
          (iv) To the best of the Company’s Knowledge, each of the Acquired Companies has established and maintains controls and procedures, or similar processes, designed to ensure that material information relating to such Acquired Company is made known to its principal executive officer and its principal financial officer by others within the Acquired Company.
          (v) Except as may be described in the Disclosure Package and Prospectus, since the end of the Company’s most recent audited fiscal year, (A) the Company has not become aware of any material weakness in the Company’s internal control over financial reporting (whether or not remediated) (or in the case of any of the Acquired Companies, internal control or similar processes) and (B) there has been no change in the Company’s internal control (or in the case of any of the Acquired Companies, internal control or similar processes) over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company has no Knowledge of any fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of the Company or any of the Acquired Companies. Since the end of the Company’s most recent audited fiscal year, there have been no significant changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting.

     (ff) Compliance with Environmental Laws. Except as otherwise disclosed in both the Disclosure Package and the Prospectus, or as would not otherwise require disclosure under federal securities laws: (i) to the Company’s Knowledge, none of the Company, any of the Acquired Companies or their subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any environmental permits or other environmental governmental authorizations required for the operation of the business of the Company, any of the Acquired Companies or their subsidiaries, as applicable, under applicable Environmental Laws, or noncompliance with the terms and conditions thereof except where such violation or noncompliance would not have a Material Adverse Effect, nor has the Company, any of the Acquired Companies or their subsidiaries received any written communication from a Governmental Authority that alleges that it is in violation of any Environmental Law which violation remains uncorrected except such as would not have a Material Adverse Effect; (ii) there is no claim, action or cause of action filed with a court or Governmental Authority or investigation with respect to which the Company, any of the Acquired Companies or any of their subsidiaries has received notice alleging potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Materials of Environmental Concern at any location or alleging a potential or actual violation of Environmental Laws (collectively, “Environmental Claims”), pending or, to the Company’s Knowledge, threatened against the Company, any of the Acquired Companies or their subsidiaries except such as would not have a Material Adverse Effect; and (iii) to the Company’s Knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Materials of Environmental Concern, that reasonably would result in a present or future violation of any Environmental Law or form the basis under existing law of a potential Environmental Claim against the Company existing or any of the Acquired Companies or against any person or entity whose liability for any Environmental Claim the Company or any of the Acquired Companies has retained or assumed either contractually or by operation of law that would result in a Material Adverse Change.
     (gg) ERISA Compliance. Each of the Company, its subsidiaries and the Acquired Companies subject to the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”), and any “employee benefit plan” (as defined in Section 3(3) of ERISA) established or maintained by the Company or its “ERISA Affiliates” (as defined below) are in compliance with ERISA in all material respects. “ERISA Affiliate” means, with respect to the Company, its subsidiaries and the Acquired Companies subject to ERISA, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or any of the Acquired Companies is a member. No “reportable event” (as defined under ERISA) has occurred with respect to any “employee benefit plan” established or maintained by the Company, any of the Acquired Companies or any of its ERISA Affiliates. No “employee benefit plan” (as defined in Section 3(3) of ERISA) established or maintained by the Company, its subsidiaries and any of the Acquired Companies subject to ERISA or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined in ERISA Section 4001(a)(18)).
     (hh) Compliance with Occupational Laws. To the Company’s Knowledge, each of the Company, the Acquired Companies and their subsidiaries, as applicable, (A) is in compliance in all material respects with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all Governmental Authorities (including, as applicable pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (B) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (C) is in compliance with all material terms and conditions of such permits, licenses or approvals. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s Knowledge, threatened against the Company, any of the Acquired Companies or their subsidiaries relating to Occupational Laws, and the Company does not have Knowledge, except such as would not have a Material Adverse Effect, of any facts, circumstances or developments relating to its operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings.
     (ii) Brokers. Except as otherwise disclosed in both the Disclosure Package and the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company, any of the Acquired Companies or their subsidiaries any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement or the Acquisition Agreements.
     (jj) No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company, any of the Acquired Companies or their subsidiaries to or for the benefit of any of the officers or directors of the Company.

     (kk) No Labor Disputes. No material labor dispute with the employees of the Company or any of the Acquired Companies exists or, to the Company’s Knowledge, is threatened or imminent.
     (ll) Compliance with Laws. Each of the Company, the Acquired Companies and their subsidiaries has complied with all material applicable laws, rules and regulations of each of the jurisdictions in which it is conducting business, including U.S. International Traffic in Arms Regulations, and government contracting, export/import and international trade laws, rules and regulations of the U.S., Italy, Mexico, Croatia and all other jurisdictions in which the Company or any of the Acquired Companies conducts business.
     (mm) Sarbanes-Oxley. The Company is in compliance with all provisions of the Sarbanes-Oxley Act of 2002 that are effective and applicable to the Company.
     (nn) Off-Balance Sheet Transactions. Except as disclosed in both the Disclosure Package and the Prospectus, there are no off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other similar relationships with unconsolidated entities or other persons that have or are reasonably likely to have a current or future effect on the Company’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.
     (oo) Compliance with the FCPA. None of the Company, its subsidiaries, the Acquired Companies or its subsidiaries subject to the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or to the Knowledge of the Company, any of its directors, officers, agents, employees or affiliates purporting to act on behalf of the Company, its subsidiaries, any of such Acquired Companies or its subsidiaries has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. Each of the Company, Acquired Companies and their subsidiaries has conducted its business in compliance with the FCPA.
     (pp) Compliance with OFAC. None of the Company, the Acquired Companies, their subsidiaries or, to the Knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, any of the Acquired Companies or their subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and none of the Company, the Acquired Companies and their subsidiaries will directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person that the Company has Knowledge of is currently subject to any U.S. sanctions administered by OFAC.

     (qq) Compliance with Regulation M. None of the Company, the Acquired Companies or any “affiliated purchaser” of the Company (as such term is defined in Regulation M under the Exchange Act (“Regulation M”) has taken, directly or indirectly, any action designed to or that might reasonably be expected to result in a violation of Regulation M or cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
     (rr) Material Contracts. Each of the Existing Instruments that consists of written or oral contracts, commitments, understandings, sales orders, purchase orders or other agreements or arrangements that are material to the Company and its subsidiaries, taken as a whole, or any of the Acquired Companies (each a “Material Contract”, and collectively the “Material Contracts”) is in full force and effect and constitutes the legal, valid and binding obligation of the Company, its subsidiary or an Acquired Company, as applicable, and, to the Company’s Knowledge, the other party thereto. All of the Material Contracts are enforceable against the Company, its subsidiary or an Acquired Company, as applicable, in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and by equitable limitations on the availability of specific remedies. Except as described in both the Disclosure Package and the Prospectus, no termination notice has been delivered by any party to any other party with respect to any Material Contract. The Company has delivered to the Underwriters true and complete copies of each Material Contract and a complete and accurate written description of any Material Contract that has not been reduced to writing.
     (ss) Statistical and Market-Related Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.
     (tt) Acquisition Agreements. The Company has provided the Representative true and correct copies of the Acquisition Agreements and all other material agreements entered into in connection therewith; the Company expects that the Pending Acquisitions will close simultaneously with the closing of the offering on the First Closing Date in accordance with the terms of the Acquisition Agreements.
     (uu) Insider Loans. Except as otherwise disclosed in both the Disclosure Package and the Prospectus, to the Company’s Knowledge, there are no outstanding loans, guarantees or similar credit arrangements by or between any current or proposed director or executive officer and any other current or proposed director or executive officer.
     Any certificate signed by an officer of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters set forth therein.
     The Company acknowledges that the Underwriters and, for purposes of the opinion to be delivered pursuant to Section 5 hereof, counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

SECTION 2. PURCHASE, SALE AND DELIVERY OF THE SHARES.
     (a) Agreements to Sell and Purchase.
          (i) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[                    ] per share (the “Purchase Price”), that number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto. Payment for the Firm Shares to be sold hereunder shall be made by wire transfer of immediately available funds against delivery of such Firm Shares for the respective accounts of the several Underwriters at 9:00 a.m., eastern standard time, on [___], 2009, or at such other time on the same or such other date, as shall be designated by the Representative. The time and date of such payment are hereinafter referred to as the “First Closing Date.”
          (ii) Upon written notice from the Representative given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Overallotment Shares at the Purchase Price. The Company agrees to issue and sell to the Underwriters up to the total number of Overallotment Shares specified herein. On each day, if any, that Overallotment Shares are to be purchased (each an “Option Closing Date”), such Overallotment Shares shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Shares (subject to adjustment by the Representative to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering overallotments made in connection with the sale of the Firm Shares. No Overallotment Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Overallotment Shares or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative to the Company.
     (b) Public Offering of the Common Shares. The Representative hereby advises the Company that the Underwriters intend to offer for sale to the public, as disclosed in the Prospectus, the Shares as soon after this Agreement has been executed as the Representative, in its sole judgment, has determined is advisable and practicable, subject to the requirements of the Securities Act.
     (c) Delivery of the Shares. Unless otherwise instructed by the Underwriters, the Company shall deliver, or cause to be delivered, to the Representative, through the facilities of the Depository Trust Company (“DTC”), for the account of the Underwriters, the Firm Shares at the First Closing Date, against receipt of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, to the Representative, through the facilities of DTC, for the account of the Underwriters, any Overallotment Shares the Underwriters have agreed to purchase on the First Closing Date or any Option Closing Date, as the case may be, against receipt of a wire transfer of immediately available funds for the amount of the purchase price therefor. Unless otherwise instructed by the Underwriters, the certificates for the Shares shall be in definitive form and registered in such names and denominations as the Representative shall have requested prior to the First Closing Date (or Option Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or Option Closing Date, as the case may be) at the office of DTC or its designated custodian or at such other location in New York City as the Representative may designate (the “Designated Office”). The documents to be delivered on the First Closing Date (or Option Closing Date, as the case may be) on behalf of the parties hereto pursuant to this Agreement shall be delivered at the offices of Hogan & Hartson LLP, 555 Thirteenth Street, N.W., Washington, DC 20004 (or at such other location as the Underwriters may designate) and the Shares shall be delivered at the Designated Office, all on the First Closing Date (or Option Closing Date, as the case may be). Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.
     (d) Delivery of Prospectus. Not later than 12:00 p.m. on the second business day following the date hereof, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representative shall reasonably request.
SECTION 3. ADDITIONAL COVENANTS OF THE COMPANY.
     The Company covenants and agrees with the Underwriters as follows:
     (a) Review of Proposed Amendments and Supplements. During such period beginning on the date hereof and ending on the later of the First Closing Date (or any Option Closing Date, as the case may be) or such date, as in the opinion of counsel for the Underwriters, the Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is no longer required by law to be delivered in connection with sales by any Underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act), the Prospectus or the Disclosure Package, including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act, the Company shall promptly furnish to the Representative for review a copy of each such proposed amendment or supplement and shall permit the Representative a reasonable opportunity to comment thereon, and shall consider in good faith any reasonable comments made by, or changes reasonably requested by, or reasonable objections to the filing of any such amendment or supplement communicated to the Company by the Representative or its attorneys or advisors.
     (b) Securities Act Compliance. During the Prospectus Delivery Period, the Company shall promptly advise the Representative in writing of: (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Disclosure Package or the Prospectus; (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective; and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange or market upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A, 430B and 430C, as applicable, under the Securities Act.
     (c) Amendments and Supplements and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus or Disclosure Package in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if in the reasonable opinion of the Representative and counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus or the Disclosure Package to comply with applicable law, the Company agrees to promptly prepare (subject to Section 3(a) hereof), file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus or the Disclosure Package (i) so that the statements in the Prospectus or the Disclosure Package as so amended or supplemented will not when it (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is so delivered, include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not be misleading or (ii) so that the Prospectus or the Disclosure Package, as amended or supplemented, will comply with the Securities Act.
     (d) Copies of any Amendments and Supplements. The Company agrees to furnish to each Underwriter, without charge, during the Prospectus Delivery Period, as many copies of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, and any amendments and supplements thereto as the Underwriter may reasonably request.
     (e) Blue Sky Compliance. The Company shall cooperate with the Underwriters and counsel for the Underwriters to qualify or register the Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of jurisdictions reasonably designated by the Representative, shall comply with such laws and shall use its reasonable best efforts to continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or, to the extent it has Knowledge thereof, threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.
     (f) Earnings Statement. As soon as practicable, but not later than the dates such information is required to be filed with the Commission, the Company will make generally available, including, but not limited to, by filing on EDGAR, to its security holders an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Securities Act.

     (g) Agreement Not to Offer or Sell Additional Securities. During a period of one hundred eighty (180) days from the date set forth on the cover page of the Prospectus (the “Initial Lockup-Period”), the Company will not, without the prior written consent of the Representative, directly or indirectly: (i) offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the Securities Act with respect to any of the foregoing; or (ii) enter into any swap, hedge or any other arrangement that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of the Common Stock, whether any such swap or transaction described in clauses (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, except (A) grants of employee or director stock options or issuances of restricted Common Stock pursuant to the terms of an equity compensation plan in effect on the date hereof, (B) issuances of Common Stock pursuant to the exercise of employee or director stock options outstanding on the date hereof and (C) the filing of a registration statement on Form S-8 under the Securities Act registering the Common Stock issuable pursuant to clauses (A) and (B) above; provided, however, that if (1) during the last 17 days of the Initial Lock-up Period, the Company releases earnings results or publicly announces material news or a material event relating to the Company or (2) prior to the expiration of the Initial Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Initial Lock-up Period, then in each case the Initial Lock-up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the public announcement of the other material news or material event, as applicable, unless the Representative waives in writing such extension (the Initial Lock-up Period, as extended, the “Lock-up Period”). The Company has obtained lock-up agreements substantially in the form of EXHIBIT A hereto (the “Lock-up Agreement”) from (i) each person that owns any Common Stock, preferred stock, options for Common Stock or any other capital stock of the Company and (ii) each officer, director and stockholder of the Acquired Companies who will become a stockholders in the Company upon consummation of the Pending Acquisitions, other than as agreed to by the Representative.
     (h) No Manipulation of Price. None of the Company, the Acquired Companies or any “affiliated purchaser” of the Company (as such term is defined in Regulation M) will take, directly or indirectly, any action designed to or that might reasonably be expected to result in a violation of Regulation M or cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
     (i) Additional Documents. On or before each of the First Closing Date and any Option Closing Date, as the case may be, the Company will provide to the Representative and counsel for the Underwriters such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.
     (j) Press Releases During the Prospectus Delivery Period. The Company shall furnish to the Representative for review a copy of any press release that the Company or any of its affiliates proposes to issue with respect to or that otherwise references the offering of the

Shares, and except as required by law, shall not issue any such press release or make any public statement with respect to or otherwise referring to the offering of the Shares without the approval of the Representative, which approval shall not be unreasonably withheld, delayed or conditioned.
     (k) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus and file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.
     (l) Investment Limitation. The Company shall not invest, or otherwise use the net proceeds received by the Company from its sale of the Shares in such a manner as would require the Company to register as an investment company under the Investment Company Act.
     (m) Free Writing Prospectuses. The Company agrees to: (i) furnish a copy of each proposed Free Writing Prospectus to the Representative and counsel for the Underwriters and obtain the consent of the Representative prior to referring to, using or filing with the Commission any Free Writing Prospectus pursuant to Rule 433(d) under the Securities Act; and (ii) to comply with the requirements of Rules 164 and 433 of the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission, legending and record keeping, as applicable.
     (n) Pending Acquisitions. The Company will (i) use its best efforts to close the Pending Acquisitions in accordance with the terms of the Acquisition Agreements and (ii) will promptly notify the Representative of the occurrence of any event which may result in the non-consummation of or material change in the terms of any of the Pending Acquisitions on the First Closing Date.
     The Representative may, in its sole discretion, waive in writing the performance of any one or more of the foregoing covenants or extend the time for their performance.
SECTION 4. PAYMENT OF EXPENSES.
     The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (a) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs), (b) all fees and expenses of the registrar and transfer agent of the Common Stock, (c) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares to the Underwriters, (d) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (e) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and all amendments and supplements thereto, and this Agreement, (f) all filing fees, including reasonable attorneys’ fees and expenses incurred (not to exceed $50,000) by the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws or the laws of any foreign jurisdiction, and, if requested by the Underwriters, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (g) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the preparation and dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior written approval of the Company, travel and lodging expenses of the officers of the Company and, with the prior written approval of the Company, any such consultants, (h) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the FINRA’s review and approval of the Underwriters’ participation in the offering and distribution of the Shares, (i) the fees and expenses associated with listing the Shares on the Nasdaq Global Market, (j) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the Nasdaq Global Market, and (k) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement. With respect to the costs of any aircraft chartered in connection with any road show with the Company’s prior approval, such costs shall be borne by the Company. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including, without limitation, the fees and disbursements of their counsel.
SECTION 5. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS.
     The Underwriters are only obligated to purchase and pay for the Shares as provided herein on the First Closing Date and any Option Closing Date, as the case may be, if: (i) the representations and warranties of the Company set forth in Section 1 of this Agreement that are qualified as to materiality or Material Adverse Effect are true and correct in all respects and those not so qualified are true and correct in all material respects, as of the date hereof and as of the First Closing Date as though then made and, with respect to any Option Closing Date, as of such Option Closing Date as though then made; and (ii) the Company has complied in all material respects with all the agreements and covenants on its part to be performed hereunder and has satisfied all the conditions on its part to be satisfied hereunder and to each of the following conditions:
     (a) Accountants’ Comfort Letter. The Underwriters shall have received from Deloitte & Touche LLP, an independent registered public accounting firm for the Company, a letter dated the date of the Preliminary Prospectus and a letter dated the date hereof, addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type ordinarily included in an accountant’s “comfort letter” to underwriters, delivered according to Statement of Auditing Standards No. 72 and Statement of Auditing Standard No. 100 (or any successor bulletins), with respect to the audited and unaudited financial statements, pro forma financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, the Disclosure Package and the Prospectus.

     (b) Compliance with Registration Requirements; No Stop Order; No Objection of FINRA. For the period from and after the date of this Agreement and prior to the First Closing Date and any Option Closing Date, as the case may be:
          (i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act;
          (ii) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and
          (iii) FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.
     (c) No Material Adverse Change. For the period from and after the date of this Agreement and prior to the First Closing Date and any Option Closing Date, as applicable, in the sole judgment of the Representative, the Company shall not have become aware of and there shall not have occurred nor shall there be reasonably expected to occur any Material Adverse Change that makes it impractical or inadvisable to proceed with the completion of the public offering or the sale and payment for the Shares on the terms and in the manner contemplated in the Disclosure Package or the Prospectus.
     (d) Opinion of Counsel for the Company. Upon execution of this Agreement, the Underwriters shall have received the favorable opinion of Taft Stettinius & Hollister LLP, counsel to the Company, in the form agreed to between the Underwriters and Taft Stettinius & Hollister LLP. On the First Closing Date and any Option Closing Date, as the case may be, the Underwriters shall have received the favorable opinion of Taft Stettinius & Hollister LLP, counsel for the Company, dated the First Closing Date and, with respect to any Option Closing Date, dated such Option Closing Date, in each case, in the form agreed to between the Underwriters and Taft Stettinius & Hollister LLP.
     (e) Opinion of Counsel for the Underwriters. On the First Closing Date and any Option Closing Date, as the case may be, the Underwriters shall have received from Hogan & Hartson LLP, counsel for the Underwriters, such opinion or opinions, dated the First Closing Date and, with respect to any Option Closing Date, dated such Option Closing Date, with respect to such matters as the Representative may reasonably require.
     (f) Company Officers’ Certificate. On the First Closing Date and any Option Closing Date, as the case may be, the Underwriters shall have received a written certificate executed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated the First Closing Date and, with respect to any Option Closing Date, dated such Option Closing Date, to the effect set forth in subsections (b)(ii) of this Section 5, and further to the effect that:
          (i) for the period from and after the date of this Agreement and prior to the First Closing Date and any Option Closing Date, as the case may be, there has not occurred any Material Adverse Effect;

          (ii) the representations and warranties of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of the First Closing Date and, with respect to any Option Closing Date, as though expressly made on and as of such Option Closing Date;
          (iii) the Company has complied in all material respects with all the agreements and covenants on its part to be performed hereunder and has satisfied all the conditions on its part to be satisfied hereunder at or prior to the First Closing Date and, with respect to any Option Closing Date, at or prior to such Option Closing Date; and
          (iv) they have reviewed the Registration Statement, the Disclosure Package and the Prospectus and nothing has come to their attention that has led them to believe that: (A) the Registration Statement, as of each effective date, contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (B) the Disclosure Package or the Prospectus, as of their respective issue or filing dates, the First Closing Date or any Option Closing Date, as the case may be, contained or contains, as of such date, any untrue statement of a material fact, or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (g) Bring-down Comfort Letter. On the First Closing Date and any Option Closing Date, as the case may be, the Underwriters shall have received from Deloitte & Touche LLP, an independent registered public accounting firm for the Company, a letter dated such date, in form and substance satisfactory to the Underwriters, to the effect that they reaffirm the statements made in the letters furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date and, with respect to any Option Closing Date, no more than three business days prior to any Option Closing Date.
     (h) Lock-up Agreements. The Representative shall have received the Lock-up Agreements described in Section 3(g) and all Lock-up Agreement are in full force and effect as of the First Closing Date and any Option Closing Date.
     (i) Pending Acquisitions. Each of the Pending Acquisitions shall have been completed upon terms which are in all material respects consistent with the terms set forth in both the Disclosure Package and the Prospectus simultaneously with the closing of the purchase of the Firm Shares by the Underwriters on the First Closing Date.
     (j) Credit Facility. The Company shall have entered into a credit agreement for an aggregate principal amount of approximately $35 million, on the terms as described in both the Disclosure Package and the Prospectus.
     (k) Other. The Company shall have furnished to the Representative such further certificates and documents as the Representative shall reasonably request.
     If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the First Closing Date or any Option Closing Date, as the case may be, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8, Section 9, Section 11 and Sections 13 through 18 shall at all times be effective and shall survive such termination, provided, however, that if such termination occurs after the First Closing Date, this Agreement will not terminate as to the Shares purchased at the First Closing or any Overallotment Shares purchased on any Option Closing Date prior to such termination.
SECTION 6. REIMBURSEMENT OF UNDERWRITERS’ EXPENSES.
     If (a) this Agreement is terminated by the Representative pursuant to Section 5 or (b) the sale to the Underwriters of the Shares on the First Closing Date (or any Option Closing Date, as the case may be) is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof (except to the extent due to any material breach by the Underwriters), the Company agrees to reimburse the Underwriters upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Underwriters in connection with the preparation of the Preliminary Prospectus, the Prospectus, the Registration Statement and the Disclosure Package and the proposed purchase and the offering and sale of the Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.
SECTION 7. EFFECTIVENESS OF THIS AGREEMENT.
     This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.
SECTION 8. INDEMNIFICATION.
     (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of each Underwriter and control person from and against any loss, claim, damage, liability or expense, as incurred, to which the Underwriter or their respective directors, officers, employees and agents or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, Issuer Free Writing Prospectus, Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, in the case of (i) and (ii) above, to reimburse each Underwriter, or its directors, officers, employees or agents and each such controlling person for any legal and other expense reasonably incurred by the Underwriter, or its directors, officers, employees or agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriters through the Representative expressly for use in the Registration Statement, any Preliminary Prospectus, Issuer Free Writing Prospectus, Disclosure Package or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished to the Company consists of the information described as such in the penultimate sentence of Section 8(b) hereof.. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.
     (b) Indemnification of the Company and its Directors and Officers. The Underwriters agree to indemnify and hold harmless the Company, each of its directors, officers, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Underwriters), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, Issuer Free Writing Prospectus, Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of each of (i) and (ii) above to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, Issuer Free Writing Prospectus, Disclosure Package or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Underwriters through the Representative expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any Preliminary Prospectus, Issuer Free Writing Prospectus, Disclosure Package or the Prospectus (or any amendment or supplement thereto) is the paragraph regarding delivery of shares by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption

“Underwriting” in the Prospectus and in the Disclosure Package and the Prospectus. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Underwriters may otherwise have.
     (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, which approval shall not be unreasonably withheld, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other fees and expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the reasonable fees and expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time, in light of the circumstances, after notice of commencement of the action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.
     (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, subject to the limitations set forth in this Section 8, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.
SECTION 9. CONTRIBUTION.
     (a) Contribution Allocation. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions herein that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total gross proceeds less underwriting discounts and commissions from the offering of the Shares pursuant to this Agreement received by the Company, and the total underwriting commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     (b) Fees and Expenses. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8, any legal or other reasonable fees or expenses incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 for purposes of indemnification.
     (c) Equitable Considerations. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 9.
     (d) Limitations; Rights to Contribution. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each officer and employee of the Underwriters and each person, if any, who controls the Underwriters within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Underwriters, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.
SECTION 10. TERMINATION OF THIS AGREEMENT.
     Prior to the First Closing Date, this Agreement may be terminated by the Representative by notice given to the Company if at any time: (a) trading in securities generally on the New York Stock Exchange or the Nasdaq Global Market shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges or markets by the Commission or the FINRA or any other Governmental Authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; (b) a general banking moratorium shall have been declared by any of federal or New York authorities; (c) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, in any such case that, in the reasonable judgment of the Representative is material and adverse and makes it impracticable or inadvisable to market the Shares in the manner and on the terms disclosed in the Disclosure Package or the Prospectus or to enforce contracts for the sale of securities; (d) in the reasonable judgment of the Representative there shall have occurred any Material Adverse Change; or (e) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character that in the judgment of the Representative would, individually or in the aggregate, result in a Material Adverse Change. Any termination pursuant to this Section 10 shall be without liability on the part of (i) the Company to the Underwriters, (ii) the Underwriters to the Company, or (iii) of any party hereto to any other party except that the provisions of Section 4, Section 6, Section 8, Section 9, Section 11 and Sections 13 through 18 shall at all times be effective and shall survive such termination.
SECTION 11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY.
     The respective indemnities, agreements, representations, warranties and other statements of the Company and of the Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (a) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the officers or employees of the Underwriters, any person controlling the Underwriters, any person controlling the Company, or the officers and employees of the Company or of any person controlling the Company, (b) acceptance of the Shares and payment for them hereunder and (c) termination of this Agreement.

SECTION 12. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS.
     (a) Defaulted Shares. If one or more of the Underwriters shall fail at the First Closing Date or any Option Closing Date to purchase the Shares that it or they are obligated to purchase under this Agreement (the “Defaulted Shares”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the Representative shall not have completed such arrangements within such 24-hour period, then the Company shall be entitled to a further period of 36 hours, if practicable, within which to procure another party or other parties satisfactory to the non-defaulting Underwriters to purchase the Defaulted Shares on such terms. If, after giving effect to any arrangements for the purchase of the Defaulted Shares of an Underwriter or Underwriters by the Representative and the Company as provided above:
          (i) the number of Defaulted Shares does not exceed 10% of the number of Shares to be purchased on such date, each of the non defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non defaulting Underwriters; or
          (ii) the number of Defaulted Shares exceeds 10% of the number of Shares to be purchased on such date, this Agreement (with respect to the First Closing Date) or, with respect to any Option Closing Date, the obligation of the Underwriters to purchase and of the Company to issue and sell the Overallotment Shares to be purchased and sold on such Option Closing Date shall terminate without liability on the part of any non defaulting Underwriter or the Company.
     (b) No Relief for Defaulting Underwriter. No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.
     (c) Postponement Upon Default. In the event of any such default that does not result in a termination of this Agreement or, in the case of an Option Closing Date, that does not result in a termination of the obligation of the Underwriters to purchase and the Company to issue and sell the Overallotment Shares, as the case may be, either (i) the Representative or (ii) the Company shall have the right to postpone the First Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 12.
SECTION 13. NOTICES.
     All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Underwriters:
Morgan Keegan & Company, Inc.
50 N. Front Street
Memphis, Tennessee 38103
Facsimile: 901-579-4341
Attention: Alper Cetingok
with a copy to (which shall not constitute notice):
Hogan & Hartson LLP
555 Thirteenth Street N.W.
Washington, D.C. 20004
Facsimile: 202-637-5910
Attention: David A. Gibbons
                 Miyun Sung
     If to the Company:
The O’Gara Group, Inc.
7870 East Kemper Road, Suite 460
Cincinnati, OH 45249
(513) 338-0660
Attention: Abram S. Gordon
with copies to (which shall not constitute notice):
Taft Stettinius & Hollister LLP
425 Walnut Street
Suite 1800
Cincinnati, Ohio 45202
(513) 381-2838
Attention: Patricia O. Lowry
Any party hereto may change the address for receipt of communications by giving written notice to the others.
SECTION 14. ARM’S LENGTH RELATIONSHIP; NO FIDUCIARY DUTY.
     The Company acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the

Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any such interests to the Company and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate. The Company acknowledges that the Underwriters disclaim any implied duties (including any fiduciary duty), covenants or obligations arising from the Underwriters’ performance of the duties and obligations expressly set forth herein. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.
SECTION 15. SUCCESSORS.
     This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and personal representatives, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such from the Underwriters merely by reason of such purchase.
SECTION 16. PARTIAL UNENFORCEABILITY.
     The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
SECTION 17. GOVERNING LAW PROVISIONS.
     This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.
SECTION 18. GENERAL PROVISIONS.
     (a) Entire Agreement. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.
     (b) Amendment. This Agreement may not be amended or modified unless in writing by all of the parties hereto. No waiver of any condition of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the party making such waiver, nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent default, misrepresentation, or breach of warranty or covenant.
     (c) Headings. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.
     (d) Acknowledgement of Parties. Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.
     (e) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
[The following page is the signature page.]

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours, The O’Gara Group, Inc.
By:
Wilfred T. O’Gara
President and Chief Executive Officer

     The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.
MORGAN KEEGAN & COMPANY, INC.
50 N. Front Street
Memphis, Tennessee 38103
Acting on behalf of themselves and as the
Representative of the several Underwriters

By:
Name:	Alper Cetingok
Title:	Managing Director

SCHEDULE I
UNDERWRITERS

NUMBER OF
FIRM SHARES
UNDERWRITER	TO BE PURCHASED
Morgan Keegan & Company, Inc.
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.
Oppenheimer & Co. Inc.
Raymond James & Associates, Inc.
Stifel, Nicolaus & Company, Incorporated

Total

SCHEDULE II
ISSUER FREE WRITING PROSPECTUSES

SCHEDULE III
Public Offering Price Per Share $[                              ]
Underwriting Discount Per Share $[                         ]

EXHIBIT A
FORM OF LOCK-UP AGREEMENT
, 2009
Morgan Keegan & Company, Inc.
on behalf of the Underwriters
c/o Morgan Keegan & Company, Inc.
50 N. Front Street, 19th Floor
Memphis, TN 38103
Dear Sirs:
     As an inducement to the several underwriters, for whom Morgan Keegan & Company, Inc. is acting as the representative (the “Representative”), to enter into an underwriting agreement (the “Underwriting Agreement”) with The O’Gara Group, Inc., an Ohio corporation (the “Company”), pursuant to which an offering will be made for the common stock, no par value (the “Securities”), of the Company, the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise dispose of, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Representative. In addition, the undersigned agrees that, without the prior written consent of the Representative, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.
     The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue to and include the date that is [180 days]1 [365 days]2 after the public offering date set forth on the cover page of the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or publicly announces other material news or a material event relating to the Company or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the initial Lock-Up Period will be extended until the expiration of the 18-day period beginning on

[1]	Generally

[2]	For the 3 persons receiving founders’ bonuses

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the date of release of the earnings results or the public announcement of the other material news or material event, as applicable, unless the Representative waives, in writing, such extension.
     The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by the Representative to the Company (in accordance with the Underwriting Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as it may have been extended pursuant to the previous paragraph) has expired.
     The undersigned’s acquisition or exercise of any stock option issued by the Company pursuant to the Company’s existing stock option plans shall not be subject to this Agreement; provided, however, that any Securities received upon the exercise of any such option will also be subject to this Agreement. A transfer of Securities by gift, will or intestacy to a family member, affiliate or trust may be made, but only to the extent the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer (or as soon as practicable after such transfer in the case of transfer by will or intestacy) and no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5, Schedule 13 G/G-A or Schedule 13D/D-A made after the expiration of the Lock-Up Period or filings on Form 3, Schedule 13G/G-A or Schedule 13D/D-A as required for a transfer to an estate or trust upon the death of the undersigned).
     In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement
     This Agreement constitutes the entire agreement among the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.
     This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if (1) the Company or the Representative decides not to proceed with the offering of the Securities prior to the execution of the Underwriting Agreement, (2) the Underwriting Agreement (other than the provisions thereof that shall survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder or (3) the Public Offering Date shall not have occurred on or before [ ], 2009.
     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

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Very truly yours,

NAME OF DIRECTOR, OFFICER,
OPTIONHOLDER OR STOCKHOLDER

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